Exhibit 107

Calculation of Filing Fee Tables

Form S-3
(Form Type)

Expedia Group, Inc.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities
	Security Type	Title of Each Class of Securities to be Registered(1)	Fee Calculation or Carry Forward Rule	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(1)	Proposed Maximum Aggregate Offering Price(1)	Fee Rate(2)	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection With Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Debt	Debt Securities	456(b) and 457(r)
	Debt	Guarantees of Debt Securities(3)	456(b) and 457(r)
Fees Previously Paid	-	-	-	-	-	-		-
Carry Forward Securities
Carry Forward Securities	-	-	-	-		-			-	-	-	-
	Total Offering Amounts					-		-
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fee Due							-
(1)
This registration covers an indeterminate number of securities of each identified class of the registrants as may from time to time be issued at indeterminate prices.  Any registered securities may be sold separately or as units with other securities registered under this registration statement.
(2)
In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), the registrant is deferring payment of the registration fee and will pay the registration fee on a pay-as-you-go basis.  The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.
(3)
No separate consideration will be received for the guarantees of debt securities. Accordingly, pursuant to Rule 457(n) of the Securities Act, no separate filing fee is required. The guarantee of debt securities will be issued by one or more of the registrants identified in the “Table of Additional Registrant Guarantors” in the Registration Statement on Form S-3ASR to which this exhibit relates.